                                                                     (Exhibit 1)



                              INVESTMENT AGREEMENT

     Investment Agreement dated December 22, 1998 (this "Agreement"), among Davel Communications, Inc., a Delaware corporation (the "Company"), Samstock, L.L.C., a Delaware limited liability company, and EGI-Davel Investors, L.L.C., a Delaware limited liability company (collectively, "Investor"), David R. Hill, an individual residing in the State of Florida ("Shareholder") and, solely for purposes of consenting to the amendment and restatement of the Original Agreement (as defined below), Davel Communications Group, Inc., an Illinois corporation ("Old Davel"). Investor, Shareholder and Old Davel are parties to an Investment Agreement dated as of June 29, 1998 (the "Original Agreement"). The parties desire to amend and restate the Original Agreement as set forth herein for the purpose, among others, of substituting the Company for Old Davel for all purposes of the Original Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Investor and Old Davel are parties to a Stock Purchase Agreement dated May 14, 1998 (the "Company Stock Purchase Agreement") pursuant to which, among other things, the Company issued and sold, and Investor purchased from the Company, 1,000,000 shares of common stock, no par value, of Old Davel ("Old Davel Common Stock");

     WHEREAS, Investor and Shareholder are parties to a Stock Purchase agreement dated May 14, 1998 (the "Shareholder Stock Purchase Agreement") pursuant to which, among other things, Shareholder has sold, and Investor purchased from Shareholder, 500,000 shares of Old Davel Common Stock;

     WHEREAS, Investor and certain directors and members of management of the Company (the "Management Shareholders") are parties to a Stock Purchase Agreement pursuant to which, among other things, the Management Shareholders sold, and Investor purchased from the Management Shareholders, 123,900 shares of Common Stock (such Stock Purchase Agreement, together with the Company Stock Purchase Agreement and the Shareholder Stock Purchase Agreement, the "Stock Purchase Agreements");

     WHEREAS, the closing of the transactions contemplated by each of the Stock Purchase Agreements occurred concurrently with the execution and delivery of the Original Agreement;

     WHEREAS, concurrently with the execution and delivery of the Original Agreement, Investor and Shareholder executed and delivered a Shareholders Agreement of even date therewith (the "Shareholders Agreement");

     WHEREAS, the Company Stock Purchase Agreement and the Shareholder Stock Purchase Agreement require that the Original Agreement be executed and delivered by the Company, Investor and Shareholder at or prior to the closing of the transactions contemplated by such agreements; and

     WHEREAS, as of the date of this Agreement, Old Davel has consummated a business combination (the "Business Combination") pursuant to which it has become an indirect, wholly owned subsidiary of the Company, all of the outstanding shares of Old Davel Common Stock have been exchanged for shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and the Company has succeeded to the business of Old Davel.

                                                                     (Exhibit 1)


     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     1.2 The terms "beneficial ownership," "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

     1.3 The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of the Company had a meeting of the shareholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

     1.4 "Company Voting Securities" shall mean, collectively, Common Stock (or any other security into which Common Stock is exchanged or converted), any preferred stock of the Company (or any successor to the Company) that is entitled to vote generally for the election of directors, any other class or series of Company securities (or securities of any successor to the Company) that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company or any successor to the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock (or any other security into which Common Stock is exchanged or converted), preferred stock of the Company (or any successor to the Company) that is entitled to vote generally for the election of directors of the Company or any successor thereto, or any other class or series of Company securities that is entitled to vote generally for the election of directors of the Company or any successor thereto.

     1.5 "Disinterested Director" means Independent Directors who, with respect to any contract or transaction being considered or voted upon by the Company's Board of Directors, have no financial interest in such contract or transaction, either directly or by virtue of serving as an officer or director of any other corporation, partnership, association or other organization that is a party to such contract or transaction; provided, however, an Independent Director shall not be deemed to have a financial interest in any contract or transaction by virtue of holding Common Stock or options to acquire Common Stock.

                                                                     (Exhibit 1)

     1.6     "Effective Date" means the date of this Agreement.

     1.7 "Independent Director" means a director of the Company who (i) is not a current or former employee or officer of the Company, (ii) is not serving as a designee of Investor or Shareholder pursuant to Section 4.3 or 4.4 hereof, and (iii) does not beneficially own 5% or more of any class of capital stock of the Company.

     1.8 "Investor Group" means (i) Investor, (ii) any member of Investor and (iii) any Affiliate of Investor (other than the Company) or any member of Investor; provided, however, that publicly-held entities that would otherwise fall within this definition (a "Public Investor Affiliate") shall not be treated as members of the Investor Group hereunder unless any member of the Investor Group (which, for purposes hereof, shall exclude such publicly-held entity) took any action, directly or indirectly, to assist, encourage or induce such entity in taking the relevant action to be attributed to the Investor Group hereunder.

     1.9 "Shareholder Group" means (i) Shareholder and (ii) any Affiliate or Shareholder Family Entity (as defined in the Shareholder's Agreement) of Shareholder (other than the Company).

     1.10 "Shares" means all shares of Company Voting Securities, whether now owned or hereafter acquired.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 Investor represents and warrants to the Company and Shareholder as follows:

     (a) Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Investor has the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) This Agreement has been duly authorized by all necessary action on the part of Investor, duly executed and delivered by Investor and constitutes the legal, valid and binding obligation of Investor, enforceable against it in accordance with its terms hereof.

     (c) Neither the execution and delivery of this Agreement nor the performance by Investor of its obligations hereunder will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the organizational documents of Investor, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Investor or its properties or assets, other than, in the case of clause (ii), any such conflicts, violations or defaults that, individually or in the aggregate, would not prevent Investor from performing its obligations under this Agreement in any material respect.

     (d) As of the date hereof, Investor beneficially owns the number of Shares set forth opposite Investor's name on Exhibit A to the Shareholders Agreement.

                                                                     (Exhibit 1)



     2.2 Shareholder represents and warrants to the Company and Investor as follows:

     (a) This Agreement has been duly authorized by all necessary action on the part of Shareholder, duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Investor, enforceable against him in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement nor the performance by Shareholder of his obligations hereunder will conflict with, or result in any violation of, or default (with or without notice or lapse or time, or both) under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shareholder or his properties or assets, other than any such conflicts, violations or defaults that, individually or in the aggregate, would not prevent Shareholder from performing his obligations under this Agreement in any material respect.

     (c) As of the date hereof (and giving effect to the closing of the transactions contemplated by the Shareholder Stock Purchase Agreement), Shareholder beneficially owns the number of Shares and options to purchase Shares that are set forth opposite Shareholder's name on Exhibit A to the Shareholders Agreement.

     2.3 The Company represents and warrants to Investor and Shareholder as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. The Company has the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) This Agreement has been duly authorized by all necessary action on the part of the Company, duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will conflict with, or result in any violation of, or default (with or without notice or lapse or time, or both) under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, other than any such conflicts, violations or defaults that, individually or in the aggregate, would not prevent the Company from performing its obligations under this Agreement in any material respect.

                                                                     (Exhibit 1)


                                  ARTICLE III

                              STANDSTILL AGREEMENT

     3.1 Acquisition of Company Voting Securities. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to the third anniversary of the date of the Original Agreement, neither the Investor Group nor the Shareholder Group shall, directly or indirectly, acquire, offer to acquire, agree to acquire, make any proposal to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by the Investor Group or the Shareholder Group to such number of Company Voting Securities that represents or possesses greater than
33.7 percent of the Combined Voting Power, in the case of the Investor Group, and 37.0 percent of the Combined Voting Power of all Company Voting Securities, in the case of the Shareholder Group. Notwithstanding the foregoing maximum limitations, (a) no member of the Investor Group or the Shareholder Group shall be obligated to dispose of any Company Voting Securities beneficially owned that exceed such maximum limitations if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of (i) a repurchase of any Company Voting Securities by the Company or any of its subsidiaries if such repurchase was approved by a majority of the Disinterested Directors or (ii) in the case of any member of the Investor Group, the purchase of Company Voting Securities by any Public Investor Affiliate unless any member of the Investor Group took any action, directly or indirectly, to assist, encourage or induce such Public Investor Affiliate to make such purchase and (b) the foregoing shall not prohibit any purchase of Company Voting Securities directly from the Company pursuant to the exercise of any rights, over subscription rights or standby purchase obligations in connection with rights offerings by the Company or exercise of any stock options granted by the Company or pursuant to any rights set forth in the Shareholders Agreement. For purposes of calculating the maximum limitations specified above, all Company Voting Securities that are the subject of an agreement, arrangement or understanding pursuant to which the Investor Group (or any member thereof) or the Shareholder Group (or any member thereof) has the right to obtain beneficial ownership of such securities in the future shall also be deemed to be outstanding and beneficially owned by the Investor Group (or the applicable member thereof) or the Shareholder Group (or the applicable member thereof), respectively.

     3.2 Proxy Solicitations, Etc. Prior to the third anniversary of the date of the Original Agreement, no member of the Investor Group or the Shareholder Group shall, in any way, participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any Company Voting Securities or become a "participant" in an "election contest" (as such terms are used in Rule 14a-11 under the Exchange Act) with respect to the Company, except, in each case, with the prior approval of the Disinterested Directors; provided, however, that members of the Shareholder Group may participate in the solicitation of proxies with respect to matters recommended by the Company's Board of Directors.

     3.3 No Groups, Voting Trusts, Etc. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of

                                                                   (Exhibit 1)


such action, prior to the third anniversary of the date of the Original Agreement, neither the Investor Group nor the Shareholder Group shall (a) form, join in or participate in the formation of a group with respect to any Company Voting Securities, other than (i) in the case of the Investor Group, a group consisting solely of the members of the Investor Group, (ii) in the case of the Shareholder Group, a group consisting solely of the members of the Shareholder Group, and (iii) any group that may be deemed to exist by virtue of the Shareholders Agreement; or (b) deposit any Company Voting Securities into a voting trust or subject any Company Voting Securities to any arrangement or agreement with respect to the voting thereof, other than (i) the Shareholders Agreement, (ii) in the case of the Investor Group, any such trust, arrangement or agreement the only parties to, or beneficiaries of, which are members of the Investor Group or Permitted Transferees (as defined in the Shareholders Agreement) of Investor and (iii) in the case of the Shareholder Group, any such trust, arrangement or agreement the only parties to, or beneficiaries of, which are members of the Shareholder Group or Permitted Transferees of Shareholder.

     3.4 No Solicitation of Bidders. Prior to the third anniversary of the date of the Original Agreement, neither the Investor Group nor the Shareholder Group shall, directly or indirectly, assist, encourage or induce any other person to bid for or acquire outstanding Company Voting Securities in any transaction or series of related transactions, unless the consummation of such transaction or series of related transactions requires approval of a majority of the Board of Directors.

     3.5 Non-Circumvention. Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to the third anniversary of the date of the Original Agreement, neither the Investor Group nor the Shareholder Group shall take any action, alone or in concert with any other person to circumvent the limitations set forth in Sections 3.1, 3.2, 3.3 and 3.4 of this Agreement.

     3.6 Investor Nominees. If, for any reason, (i) any person designated by Investor as a director of the Company pursuant to Article IV hereof is not nominated by the Company's Board of Directors for election to the Company's Board of Directors or the Company's Board of Directors does not recommend such person to serve as a director of the Company, or (ii) the Board of Directors of the Company shall change the size of the Board of Directors of the Company from eight directors (or from seven directors after such time as Justin Maccarone no longer serves as a director) at such time as Investor is entitled to designate two directors of the Company's Board of Directors in accordance with the provisions of Section 4.3 hereof or Shareholder is entitled to designate three directors of such Board in accordance with Section 4.4 hereof, then, upon the happening of such event, all of the provisions of this Article III shall lapse and no longer be of any force or effect; provided, however, that the obligations of a party under this Article III shall not lapse and cease to be of any force or effect with respect to either the Investor Group or the Shareholder Group if any of its respective members shall have breached any provision of this Agreement and as a result thereof, one of the events described in clause (i) or
(ii) above shall have occurred.

     3.7 Shareholder Nominees. If, for any reason, (i) any person designated by Shareholder as a director of the Company pursuant to Article IV hereof is not nominated by the Company's Board of Directors for election to the Company's Board of Directors or the Company's Board of Directors does not recommend such person to serve as a director of the Company, or (ii) the Board of Directors of the Company shall change the size of the Board of Directors of the Company from eight directors (or from seven directors after such time as Justin Maccarone no

                                                                     (Exhibit 1)


longer serves as a director) at such time as Investor is entitled to designate two directors of the Company's Board of Directors in accordance with the provisions of Section 4.3 hereof or Shareholder is entitled to designate three directors of such Board in accordance with Section 4.4 hereof, then, upon the happening of such event, all of the provisions of this Article III shall lapse and no longer be of any force or effect; provided, however, that the obligations of a party under this Article III shall not lapse and cease to be of any force or effect with respect to either the Investor Group or the Shareholder Group if any of its respective members shall have breached any provision of this Agreement and as a result thereof, one of the events described in clause (i) or
(ii) above shall have occurred.

     3.8 Acquisitions by Investor. Prior to the later of (i) such time as Investor no longer has any rights under Section 4.3 or (ii) the third anniversary of the date of the Original Agreement, the Investor Group shall not solicit, encourage, enter into substantive discussions or negotiations with respect to, or effect any acquisition of any entity the principal business of which is the operation of a network of payphones or of any material amount of assets of any such entity; provided, however, that (i) the Investor Group may solicit, encourage or enter into discussions or negotiations of which the Company is generally aware with respect to any such acquisition with the intent of effecting such acquisition through the Company and (ii) the Investor Group shall not be prohibited from purchasing and owning equity securities of any such entity so long as such securities in the aggregate represent no more than five percent of the outstanding equity securities of such entity. Investor represents and warrants that from May 14, 1998 through the date of the Original Agreement, the Investor Group did not solicit, encourage or enter into substantive discussions or negotiations with respect to any such acquisition except with the intent of effecting such acquisition through the Company.

                                   ARTICLE IV

            VOTING OF COMPANY VOTING SECURITIES AND RELATED MATTERS
            -------------------------------------------------------

     4.1 Shareholder Meetings. So long as Shareholder is entitled to designate three directors of the Company's Board of Directors in accordance with
Section 4.4 hereof, each member of the Investor Group that is a holder of record of Company Voting Securities shall be present, and each member of the Investor Group that is a beneficial owner of Company Voting Securities shall cause the holder of record of such Company Voting Securities to be present, in person or by proxy, at all meetings of shareholders of the Company so that all Company Voting Securities owned of record or beneficially by the Investor Group may be counted for the purpose of determining the presence of a quorum at such meetings. So long as Investor is entitled to designate two directors of the Company's Board of Directors in accordance with Section 4.3 hereof, each member of the Shareholder Group that is a holder of record of Company Voting Securities shall be present, and each member of the Shareholder Group that is a beneficial owner of Company Voting Securities shall cause the holder of record of such Company Voting Securities to be present, in person or by proxy, at all meetings of shareholders of the Company so that all Company Voting Securities owned of record or beneficially by the Shareholder Group may be counted for the purpose of determining the presence of a quorum at such meetings.

     4.2 Election of Board of Directors. (a) So long as Investor is entitled to designate two directors of the Company's Board of Directors in accordance with the provisions of Section 4.3 hereof, except to the extent otherwise provided herein, the Company shall take all reasonably necessary or appropriate action to assist in the nomination and election as directors of the two individuals designated by Investor to be elected as directors of the Company.

                                                                     (Exhibit 1)



             (b) So long as Shareholder is entitled to designate three directors of the Company's Board of Directors in accordance with the provisions of Section 4.4 hereof, except to the extent otherwise provided herein, the Company shall take all reasonably necessary or appropriate action to assist in the nomination and election as directors of the three individuals specified in
Section 4.4 below designated by Shareholder to be elected as directors of the Company.

             (c) So long as Investor is entitled to designate two directors of the Company's Board of Directors in accordance with the provisions of Section
4.3 hereof or Shareholder is entitled to designate three directors of such Board pursuant to Section 4.4 hereof, none of Investor, Shareholder or the Company shall take any action to decrease the size of such Board to less than eight directors (or from seven directors at such time as Justin Maccarone no longer serves as a director) or to increase the size of such Board to more than eight directors (or from seven directors at such time as Justin Maccarone no longer serves as a director).

             (d) So long as Shareholder, individually, or Shareholder and Investor, acting jointly, are entitled to designate three Independent Directors (or two Independent Directors at such time as Justin Maccarone no longer serves as a director) in accordance with the provisions of Section 4.5 hereof, except to the extent otherwise provided herein, the Company shall take all necessary or appropriate action to assist in the nomination and election as directors of the two persons designated by Shareholder or Shareholder and Investor, as the case may be, to be elected as Independent Directors.

             (e) So long as Investor is entitled to designate two directors of the Company's Board of Directors in accordance with the provisions of Section
4.3 hereof (each such director, an "Investor Designee") and Shareholder is entitled to designate three directors of the Company's Board of Directors in accordance with Section 4.4 hereof (each such director, a "Shareholder Designee"), each committee of the Board of Directors shall consist of at least three directors, and (other than any committee consisting entirely of Independent Directors and other than the Executive Committee) shall include no more than one Investor Designee and no more than one Shareholder Designee. The Executive Committee shall include no more than one Investor Designee, but may include more than one Shareholder Designee.

     4.3 Investor Board Nominees. So long as the Investor Group beneficially owns at least 10% of the Combined Voting Power of all Company Voting Securities, Investor shall have the right to designate two directors of the Company; provided, however, that at such time as the Investor Group shall no longer beneficially own at least 10% of the Combined Voting Power of all Company Voting Securities, (i) Investor shall cease to have the right to designate any directors of the Company, (ii) Investor's rights under this Article IV shall terminate and (iii) Investor shall cause its two designees to resign from the Board of Directors of the Company.

     4.4 Shareholder Board Nominees. So long as the Shareholder Group beneficially owns at least 10% of the Combined Voting Power of all Company Voting Securities, Shareholder shall have the right to designate three directors of the Company; provided, however, that at such time as the Shareholder Group shall no longer beneficially own at least 10% of the Combined Voting Power of all Company Voting Securities, (i) Shareholder shall cease to have the right to designate any directors of the Company, (ii) Shareholder's rights under this
Article IV shall terminate and (iii) Shareholder shall cause its three designees to resign from the Board of Directors of the Company.

                                                                     (Exhibit 1)


     4.5 Independent Directors. Prior to the first anniversary of the date of the Original Agreement, Shareholder shall be entitled to designate two persons to be elected as Independent Directors, provided that such designees are reasonably acceptable to Investor (it being understood that at least one non-employee director of the Company holding such position as of May 14, 1998 shall be acceptable to Investor). Following the first anniversary of the date of the Original Agreement, Investor and Shareholder shall jointly designate the two persons to be elected as Independent Directors. Investor and Shareholder shall cause their designees on the Board of Directors of the Company to take all reasonably necessary or appropriate action to assist in the nomination and election as directors of all such nominees as may be selected to serve as Independent Directors in the manner described above. From and after the date of this Agreement and until the first anniversary of the date of this Agreement, Justin Maccarone will serve as a third Independent Director as a designee of UBS Capital II LLC.

                                   ARTICLE V

                              REGISTRATION RIGHTS

     5.1     Definitions.  For purposes of this Article V:

     (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

     (b) The term "Registrable Securities" means shares of Common Stock held, from time to time, by any member of the Investor Group.

     (c) The term "Holder" means any member of the Investor Group or (other than for purposes of Section 5.2) the Shareholder Group that owns of record Registrable Securities.

     (d) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

     (e) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

                                                                     (Exhibit 1)


     5.2 Shelf Registrations. No later than ninety (90) days after the Company becomes eligible to use Form S-3 under the Act to register Shares for resale by shareholders, the Company shall, upon the written request of Investor, prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling shareholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all Shares acquired by Investor pursuant to the Purchase Agreements and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective until such time as such Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder. Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of Investor's request; provided, however, that the Company may not utilize this right more than once in any 12-month period.

     5.3 Incidental Registration. If the Company proposes to register any of its voting securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to each Holder of its intention to do so, and upon the written request of a Holder delivered to the Company within fifteen Business Days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

             (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the managing underwriters of such offering or offerings determine that the aggregate amount of shares to be registered by the Holders of the Registrable Securities could materially and adversely affect such offering, then the Company may reduce the number of Registrable Securities of such Holders to be included in such offering; provided, that such Holders will be entitled to register the maximum number of Registrable Securities, together with those shares of Common Stock held by any other person exercising registration rights, which the underwriters deem advisable and the Company will allocate the number of Registrable Shares to be registered for each such Holder on a pro rata basis in accordance with the number of shares each Holder initially requested to be sold;

             (b) the Company shall not be required to effect any registration of Registrable Securities under this Section 5.3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans; and

             (c) Holder, cumulatively, shall have the right to exercise registration rights pursuant to this Section 5.3 without limit during the term hereof.

                                                                     (Exhibit 1)


No registration of Registrable Securities effected under this Section 5.3 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 5.2.

     5.4 Additional Obligations of the Company. Whenever the Company is required to effect a registration statement pursuant to Section 5.2 or 5.3, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

     (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such registration statement owned by them.

     (c) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

     (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 5.4, each Holder acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a registration statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 90 days in respect of any registration.

     5.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article V with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

                                                                     (Exhibit 1)


     5.6 Expenses of Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 5.3 including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling Holders.

     5.7 Indemnification. In the event registration of any Registrable Securities hereunder:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder or its Affiliates or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such

                                                                     (Exhibit 1)


registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.7(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 5.7(b) exceed the gross proceeds from the offering received by such Holder.

     (c)     Promptly after receipt by an indemnified party under this Section
5.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to, to the extent reasonably necessary to employ local counsel, one firm acting as local counsel) for all indemnified parties.

     (d)     The obligations of the Company and the Holders under this Section
5.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article V.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

                                                                     (Exhibit 1)


     5.8 Reports Under the Exchange Act. With a view to making available to the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

     (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     5.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article V may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if such transferee or assignee is a member of the Investor Group or the Shareholder Group, as the case may be.

     5.10 Waiver Procedures. The observance by the Company of any provision of this Article V may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

     5.11 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

                                                                     (Exhibit 1)



                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1     Term of Agreement; Certain Provisions Regarding Termination.
Unless this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate (a) in the case of the Investor Group, if the Investor Group beneficially owns Company Voting Securities in the aggregate representing less than 5% of the Combined Voting Power of all Company Voting Securities, and (b) in the case of the Shareholder Group, if the Shareholder Group beneficially owns Company Voting Securities in the aggregate representing less than 5% of the Combined Voting Power of all Company Voting Securities.

     6.2 Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, each of Investor and Shareholder hereby consents to the placement, in connection with the transactions contemplated by the Purchase Agreement or otherwise within 10 business days after any Company Voting Securities become subject to the provisions of this Agreement, of the legend set forth below on all certificates representing ownership of Company Voting Securities owned of record or beneficially by any member of the Investor Group or the Shareholder Group, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a member of either such group:

     "The shares represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended (the "Act") or any state securities laws of any jurisdiction. No sale, offer to sell, assignment, pledge, hypothecation, gift, transfer or other disposition of the shares represented by this certificate may be made unless a registration statement under the Act with respect to such shares is then in effect or an exemption from the registration requirements of the Act is available with respect to said transfer and the requirements of applicable state laws are satisfied.

     The sale, assignment, pledge, hypothecation, gift, transfer or other disposition of the shares represented by this certificate is subject to certain restrictions pursuant to an Investment Agreement dated December 22, 1998 and a Shareholders Agreement dated December 22, 1998, in each case, by and among the Company and certain of its shareholders, copies of which may be obtained from the Company upon request."

The Company agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Company Voting Securities being made to a person who is not then a member of the Investor Group or the Shareholder Group in compliance with the provisions of this Agreement.

     6.3     Remedies.

     (a)     Each party recognizes and acknowledges that a breach by it of
Article III, Article IV or Article V of this Agreement would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach any of the other parties shall be entitled to seek the remedy of specific performance of such Article III, Article IV or Article V and injunctive relief and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                                                                     (Exhibit 1)


     (b) In addition to any other remedy the Company may have under this Agreement or in law or equity, if any member of the Investor Group or the Shareholder Group, as the case may be, shall acquire or transfer any Company Voting Securities in violation of this Agreement, such Company Voting Securities which are in excess of the number permitted to be owned or controlled by the Investor Group or Shareholder Group, as the case may be, or which have been transferred by a member of the Investor Group or the Shareholder Group in violation of the provisions of this Agreement, will not be voted with respect to any matter by such member either in person or by proxy.

     6.4 Additional Investor Group Parties; Several Obligations. Each member of the Investor Group or the Shareholder Group that shall become or have the right to become the record owner of Company Voting Securities shall, promptly upon becoming such record owner, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by the terms of this Agreement to the same extent as if it had signed this Agreement as an original signatory as Investor or Shareholder, as the case may be; provided that failure to execute such an agreement shall not excuse such member's non-compliance with any provision of this Agreement. No member of the Investor Group or the Shareholder Group shall transfer securities to another member of its group unless the transferee shall agree to be bound by this Agreement in the manner specified above in this
Section 7.4.

     6.5 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, to the appropriate address or telecopy number set forth below (or at such other address or telecopy number for a party as shall be specified by like notice):

                            if to Investor:

                            Samstock, L.L.C.
                            Two N. Riverside Plaza
                            Chicago, IL  60606
                            Attention: F. Philip Handy
                            Telecopy Number: (312) 454-1671

                            with a copy to:

                            Rosenberg & Liebentritt, P.C.
                            Two N. Riverside Plaza
                            Chicago, IL  60606
                            Attention: President
                            Telecopy Number: (312) 454-0335

                            if to the Company:

                            Davel Communications Group, Inc.
                            1429 Massaro Boulevard
                            Tampa, Florida  33619
                            Attention: Robert D. Hill
                            Telecopy Number: (813) 626-9610

                            with a copy to:

                            Kirkland & Ellis
                            200 E. Randolph Drive
                            Chicago, IL 60601
                            Attention: R. Scott Falk
                            Telecopy Number: (312) 861-2200

                            with an additional copy to:

                            Davel Communications Group, Inc.
                            1429 Massaro Boulevard
                            Tampa, Florida 33619
                            Attention: Theodore C. Rammelkamp, Jr.
                            Telecopy Number: (813) 626-9610

                                                                     (Exhibit 1)



                       If to Shareholder:

                       David R. Hill
                       1429 Massaro Boulevard
                       Tampa, Florida 33619
                       Telecopy Number: (813) 626-9610

     6.6 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     6.7 Amendments; Waivers. (a) This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.

             (b) The failure of any party hereto to comply with any representation, warranty, covenant or agreement contained in this Agreement may be waived only by a written instrument signed by the party granting such waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement, and no failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     6.9 Interpretation. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in anyway the meaning or interpretation of this Agreement. All references to a Section, Article, Schedule or Exhibit contained herein mean Sections, Articles, Schedules or Exhibits of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     Whenever the words "include", includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     6.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     6.11 Assignability. Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Investor may assign any of or all of its rights and obligations under this Agreement to any person that is an Affiliate of Samuel Zell or an Affiliate of any one or more trusts established for the benefit of Samuel Zell and/or members of his family without the consent of any other party and Shareholder may assign

                                                                     (Exhibit 1)


any or all of his rights and obligations under this Agreement to one or more Affiliates of Shareholder (including any Shareholder Family Entity) without the consent of any other party; provided that, in each case, such person or persons shall have executed and delivered a joinder to this Agreement and agreed to be bound by the terms and conditions hereof. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     6.12 Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of Illinois and (b) any federal district court located in the State of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                                                                     (Exhibit 1)



     IN WITNESS WHEREOF, each of Investor, Shareholder, the Company and Old Davel have executed this Investment Agreement as of the date first above written.


                                         INVESTOR:


                                         SAMSTOCK, L.L.C.


                                         _______________________________________
                                         By:



                                         EGI-DAVEL INVESTORS, L.L.C.


                                         _______________________________________
                                         By:



                                         SHAREHOLDER:


                                         _______________________________________
                                         David R. Hill, individually



                                         COMPANY:

                                         DAVEL COMMUNICATIONS, INC.


                                         _______________________________________
                                         By:



                                         OLD DAVEL:

                                         DAVEL COMMUNICATIONS GROUP, INC.


                                         _______________________________________
                                         By: